BIOSANTE PHARMACEUTICALS, INC.

DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

ARTICLE 1. NAME, PURPOSES, BACKGROUND
1.1.	Plan Name
1.2.	Plan Purposes
1.3.	Plan Type
1.4.	Plan Background
1.5.	Applicability

ARTICLE 2. PARTICIPATION
2.1.	Eligibility for Participant Deferral Credits
2.2.	Loss of Eligibility For Participant Deferral Credits
2.3.	Transfer Among Participating Employers
2.4.	Multiple Employment
2.5.	Conditions of Participation
2.6.	Termination of Participation

ARTICLE 3. BENEFITS
3.1.	Participant Stock Accounts
3.2.	Participant Deferral Credits
3.3.	Earnings Credits

ARTICLE 4. DISTRIBUTION
4.1.	Distribution to Participant Before Severance or Disability
4.2.	Distribution to Participant After Severance or Disability
4.3.	Distribution to Beneficiary
4.5.	Payment in Event of Incapacity
4.6.	Suspension

ARTICLE 5. SOURCE OF PAYMENTS; NATURE OF INTEREST
5.1.	Establishment of Trust
5.2.	Source of Payments
5.3.	Status of Plan
5.4.	Non-assignability of Benefits

ARTICLE 6. ADOPTION, AMENDMENT, TERMINATION
6.1.	Adoption
6.2.	Amendment
6.3.	Termination of Participation
6.4.	Termination

ARTICLE 7. CONSTRUCTION, INTERPRETATION AND DEFINITIONS
7.1.	Cross Reference
7.2.	Governing Law
7.3.	Headings

i

7.4.	Number and Gender
7.5.	Definitions

ARTICLE 8. ADMINISTRATION
8.1.	Administrator
8.2.	Plan Rules
8.3.	Administrator’s Discretion
8.4.	Specialist’s Assistance
8.5.	Indemnification
8.6.	Benefit Claim Procedure
8.7.	Disputes

ARTICLE 9. MISCELLANEOUS
9.1.	Withholdings and Offsets
9.2.	Other Benefits
9.3.	No Warranties Regarding Tax Treatment
9.4.	No Rights to Continued Service Created
9.5.	Special Provisions
9.6.	Successors

BIOSANTE PHARMACEUTICALS, INC.

DEFERRED COMPENSATION PLAN

BIOSANTE PHARMACEUTICALS, INC.

DEFERRED COMPENSATION PLAN

ARTICLE 1.
NAME, PURPOSES, BACKGROUND

1.1.                            Plan Name.  The name of the Plan is the “BioSante Pharmaceuticals, Inc. Deferred Compensation Plan.”

1.2.                            Plan Purposes.  The purposes of the Plan are to:

(a)                                  assist the Participating Employers in attracting and retaining key executives,

(b)                                 provide an employer-sponsored tax-deferred capital accumulation vehicle for key executives and members of the Company’s board of directors, and

(c)                                  encourage additional retirement savings by eligible executives and directors.

1.3.                            Plan Type.  The Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation for non-employee, independent directors and a select group of management or highly compensated employees of the Company.  It is intended that, with respect to participation by Qualified Directors, ERISA will not apply to the Plan and that, with respect to participation by Qualified Employees, the Plan is exempt from the provisions of Parts 2, 3 and 4 of Subtitle B of Title I of ERISA by operation of sections 201(2), 301(a)(3) and 401(a)(4) thereof, respectively, and from the provisions of Title IV of ERISA, to the extent otherwise applicable, by operation of section 4021(b)(6) thereof.  The Plan is also intended to be unfunded for tax purposes.  The Plan will be construed and administered in a manner that is consistent with and gives effect to the foregoing.

1.4.                            Plan Background.  The Company adopted the Plan effective as of June 1, 2003.

1.5.                            Applicability.  The terms of the Plan apply only to a Participant who elects deferrals pursuant to Section 3.2 for a Plan Year beginning after June 1, 2003.

ARTICLE 2.
PARTICIPATION

2.1.                            Eligibility for Participant Deferral Credits.

(a)                                  First Day of Plan Year.

(i)                                     Qualified Employee.  An individual who is a Qualified Employee on the first day of a Plan Year is eligible to defer his or her Annual Stock Bonus pursuant to Section 3.2(a) with respect to the Plan Year.

(ii)                                  Qualified Director.  An individual who is a Qualified Director on the first day of a Plan Year is eligible to defer his or her Annual Stock Retainer pursuant to Section 3.2(b) with respect to the Plan Year and/or his or her Board Meeting Stock Compensation pursuant to Section 3.2(c) with respect to the Plan Year.

(b)                                 During Plan Year.

(i)                                     Qualified Employee.  An individual who becomes a Qualified Employee after the first day of a Plan Year is eligible to defer his or her Annual Stock Bonus pursuant to Section 3.2(a) with respect to the remainder of the Plan Year.

(ii)                                  Qualified Director.  An individual who becomes a Qualified Director after the first day of a Plan Year is eligible to defer his or her Annual Stock Retainer pursuant to Section 3.2(b) with respect to the remainder of the Plan Year and his or her Board Meeting Stock Compensation pursuant to Section 3.2(c) with respect to the remainder of the Plan Year.

2.2.                            Loss of Eligibility For Participant Deferral Credits.

(a)                                  Reasons.

(i)                                     Ceasing to be Qualified Employee.  An Employee Participant will cease to be eligible to defer his or her Annual Stock Bonus as of the date on which he or she ceases to be a Qualified Employee.

(ii)                                  Ceasing to be a Qualified Director.  A Director Participant will cease to be eligible to defer his or her Annual Stock Retainer and his or her Board Meeting Stock Compensation as of the date on which he or she ceases to be a Qualified Director.

(iii)                               Unforeseeable Emergency.  A Participant who, pursuant to Section 3.2(d), has revoked a deferral election in connection with an Unforeseeable Emergency, or pursuant to Section 4.1(b), has received a distribution due to an Unforeseeable Emergency, is not eligible to defer Annual Stock Bonus, Annual Stock Retainer or Board Meeting Stock Compensation with respect to the remainder of the Plan Year during which the revocation occurs or the distribution is received, as the case may be, and the immediately following Plan Year.

(iv)                              Accelerated Distribution.  A Participant who, pursuant to Section 4.1(c), has received an accelerated distribution, is not eligible to defer Annual Stock Bonus, Annual Stock Retainer or Board Meeting Stock Compensation with respect to the remainder of the Plan Year during which the distribution is received and the immediately following Plan Year.

(v)                                 401(k) Plan Hardship Withdrawal.  A Qualified Employee who receives a hardship withdrawal from a 401(k) plan maintained by a Participating Employer, or by any other employer required to be aggregated with the Participating Employer under Code section 414(b), (c), (m) or (o), is not eligible to defer Annual Stock Bonus under the Plan to the extent required to comply with the terms of the 401(k) plan.

(b)                                 Effect on Deferral Elections.  An Active Participant who, pursuant to subsection (a) above, loses his or her eligibility to defer for a Plan Year is not eligible for further deferral credits in the form of Stock Units relating to deferral elections made pursuant to Section 3.2 for the Plan Year other than credits relating to Annual Stock Bonus, Annual Stock Retainer or Board Meeting Stock Compensation with respect to the period before the loss of eligibility, and any other Annual Stock Bonus, Annual Stock Retainer or Board Meeting Stock Compensation that would have otherwise been deferred in connection with a deferral election made pursuant to Section 3.2 for the Plan Year will be paid to the Participant as if he or she had not made the deferral election.

2.3.                            Transfer Among Participating Employers.  An Employee Participant who transfers employment from one Participating Employer to another Participating Employer and who continues to be a Qualified Employee after the transfer will, for the duration of the Plan Year during which the transfer occurs, continue to receive credits in the form of Stock Units pursuant to Section 3.2(a) of the Plan, in accordance with the deferral election in effect for the portion of the Plan Year before the transfer, as a Qualified Employee of such other Participating Employer.

2.4.                            Multiple Employment.  An Employee Participant who is simultaneously employed as a Qualified Employee with more than one Participating Employer will participate in the Plan as a Qualified Employee of all such Participating Employers on the basis of a single deferral election pursuant to Section 3.2(a) applied ratably to his or her Annual Stock Bonus from each Participating Employer.

2.5.                            Conditions of Participation.  Each Qualified Employee and Qualified Director, as a condition of participation in the Plan, is bound by all the terms and conditions of the Plan and the Plan Rules, and must furnish to the Administrator such pertinent information and execute such election forms and other instruments as the Administrator or Plan Rules may require by such dates as the Administrator or Plan Rules may establish.  All elections, directions, designations and similar actions required in connection with the Plan must be made in accordance with and are subject to the terms of the Plan and Plan Rules.

2.6.                            Termination of Participation.  A Participant will cease to be a Participant as of the date on which he or she is not then eligible to make deferrals and his or her entire Stock Account balance has been distributed.

ARTICLE 3.
BENEFITS

3.1.                            Participant Stock Accounts.

(a)                                  Stock Account.  For each Participant who elects deferrals pursuant to Section 3.2, the Administrator will establish and maintain a Stock Account.

(b)                                 Subaccounts.  If an Employee Participant makes deferrals with respect to Annual Stock Bonus from more than one Participating Employer, amounts attributable to each Participating Employer will be credited to separate subaccounts within the appropriate Stock Account.

3.2.                            Participant Deferral Credits.

(a)                                  Annual Stock Bonus.  Annual Stock Bonus deferrals by an Employee Participant will be made in accordance with the following rules:

(i)                                     An Employee Participant may elect to defer all or any portion of his or her Annual Stock Bonus for the Plan Year.

(ii)                                  An election made by an Employee Participant pursuant to this subsection will be effective at the time and in the manner specified in Plan Rules after the Administrator receives a complete and accurate election provided receipt is prior to the last day of the Plan Year immediately preceding the Plan Year in which the Annual Stock Bonus is earned or, in the case of an individual who becomes a Qualified Employee after the first day of a Plan Year, within 30 days after he or she becomes a Qualified Employee.  In connection with the adoption of this Plan, a Qualified Employee’s election must be received by the Administrator within 30 days after the Effective Date.

(b)                                 Annual Stock Retainer.  Annual Stock Retainer deferrals by a Director Participant will be made in accordance with the following rules:

(i)                                     A Director Participant may elect to defer all or any portion of his or her Annual Stock Retainer for the Plan Year.

(ii)                                  An election made by a Director Participant pursuant to this subsection will be effective at the time and in the manner specified in Plan Rules after the Administrator receives a complete and accurate election provided receipt is prior to the last day of the Plan Year immediately preceding the Plan Year in which the Annual Stock Retainer is earned or, in the case of an individual who becomes a Qualified Director after the first day of a Plan Year, within 30 days after he or she becomes a Qualified Director.  In connection with the adoption of this Plan, a Qualified Director’s election must be received by the Administrator within 30 days after the Effective Date.

(c)                                  Board Meeting Stock Compensation.  Board Meeting Stock Compensation deferrals by a Director Participant will be made in accordance with the following rules:

(i)                                     A Director Participant may elect to defer all or any portion of his or her Board Meeting Stock Compensation for the Plan Year.

(ii)                                  An election made by a Director Participant pursuant to this subsection will be effective at the time and in the manner specified in Plan Rules after the Administrator receives a complete and accurate election provided receipt is prior to the last day of the Plan Year immediately preceding the Plan Year in which the Board Meeting Stock Compensation is earned or, in the case of an individual who becomes a Qualified Director after the first day of a Plan Year, within 30 days after he or she becomes a Qualified Director.  In connection with the adoption of this Plan, a Qualified Employee’s election must be received by the Administrator within 30 days after the Effective Date.

(d)                                 Revocation of Deferral Election.  An Active Participant may revoke a deferral election made pursuant to Section 3.2(a), (b) or (c) after the election becomes effective if, and only if, the Participant submits a request to the Administrator at the time and in the manner specified in Plan Rules and the Administrator determines that the Participant has experienced an Unforeseeable Emergency.  The revocation will be effective as soon as administratively practicable after the Administrator’s determination that the Participant has experienced an Unforeseeable Emergency.

(e)                                  Participants Who Become Participants After First Day of Plan Year.  Any election pursuant to Section 3.2(a) for a Plan Year by an Employee Participant who becomes a Qualified Employee after the first day of the Plan Year applies only to the portion of the Annual Stock Bonus relating to services performed after the effective date of the election, as determined by the Administrator.  Any election pursuant to Section 3.2(b) for a Plan Year by a Director Participant who becomes a Qualified Director after the first day of the Plan Year applies only to the portion of the Annual Stock Retainer relating to services performed after the effective date of the election, as determined by the Administrator.  Any election pursuant to Section 3.2(c) for a Plan Year by a Director Participant who becomes a Qualified Director after the first day of the Plan Year applies only to the portion of the Board Meeting Stock Compensation relating to services performed after the effective date of the election, as determined by the Administrator.

(f)                                    Amount and Timing of Credits.  An Active Participant’s Stock Account will be credited with the number of whole and fractional Stock Units equal to the number of Shares such Active Participant would have otherwise received in connection with his or her Annual Stock Bonus, Annual Stock Retainer and/or Board Meeting Stock Compensation but for his or her deferral election pursuant to this section on the date on which the Participant would have otherwise received the

Annual Stock Bonus, Annual Stock Retainer and/or Board Meeting Stock Compensation but for his or her deferral election pursuant to this section.

(g)                                 Administrative Reduction.  The Administrator may reduce the amount of any deferral that would otherwise be made pursuant to this section to the extent determined by the Administrator to be necessary to effect any required payroll withholding, contributions or deferrals pursuant to any other plan maintained by any Affiliate or any other deductions.

3.3.                            Earnings Credits.  A Participant’s Stock Account will be credited as of the date on which dividends are paid on the Shares with that number of whole and fractional Stock Units determined by dividing the dollar amount of the dividends that would have been payable to the Participant if the number of Stock Units credited to the Participant’s Stock Account on the record date for such dividend payment had then been Shares registered in the name of such Participant by the Price per Stock on the date as of which the credit is made.

3.4.                            Adjustments to Stock Units.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the Company’s corporate structure or the Shares, the Administrator (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or distribution under the Plan and as to the number and kind of Stock Units credited to Stock Accounts.

ARTICLE 4.
DISTRIBUTION

4.1.                            Distribution to Participant Before Severance or Disability.

(a)                                  In-Service Distributions.

(i)                                     Each Participant will be provided with one opportunity to elect to receive a distribution of all or any portion of his or her Stock Account as of a specified date or dates prior to his or her Severance date or Disability.  The election must be made in conjunction with the first deferral election that the Participant makes pursuant to Section 3.2.  The Participant will not have any other opportunity to make an election pursuant to this subsection.

(ii)                                  The first distribution date specified in an election made pursuant to clause (i) may not be before the first day of the second Plan Year after the Plan Year to which the deferral election relates.  A Participant may not specify more than one distribution date per Plan Year.

(iii)                               A Participant will be provided with one opportunity to elect to either delay or cancel each date specified in an election made pursuant to clause (i).  An election pursuant to this clause will not be valid and will not have any effect unless it is made on a properly completed form received by the Administrator before the first day of the Plan Year immediately preceding the Plan Year that includes the distribution date originally specified.

(iv)                              If the Participant experiences a Severance or Disability before a specified date, the Participant’s election pursuant to this subsection will become ineffective on his or her Severance date or Disability and distribution of his or her remaining Stock Account balance will be made pursuant to Section 4.2 or 4.3, as the case may be.

(v)                                 Any distribution pursuant to this subsection will be made in a lump sum payment of whole Shares on or as soon as administratively practicable after the date specified by the Participant.  If the Participant elected a specific Stock amount, the amount of the distribution will be the specified amount or the balance of the Participant’s Stock Account as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Stock Account after that Valuation Date), whichever is less.  If the Participant elected a specific percentage of the Stock Account, the amount of the distribution will be the specified percentage of the Participant’s Stock Account as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Stock Account after that Valuation Date).  Any fractional Share will be valued based on the Price per Share on the date of the distribution and the value of the fractional Share will be distributed to the Participant in cash.

(b)                                 Withdrawals Due to Unforeseeable Emergency.  Prior to a Participant’s Severance date or Disability, a distribution will be made to a Participant from his or her Stock Account if the Participant submits a written distribution request to the Administrator and the Administrator determines that the Participant has experienced an Unforeseeable Emergency.  The amount of the distribution may not exceed the lesser of (a) the amount necessary to satisfy the emergency, as determined by the Administrator, and (b) the balance of the Stock Account as of the Valuation Date coinciding with or immediately preceding the date of the distribution (reduced by the amount of any other distribution from the Stock Account after that Valuation Date).  The distribution will be made in the form of a lump sum payment of whole Shares as soon as administratively practicable after the Administrator’s determination that the Participant has experienced an Unforeseeable Emergency.  Any fractional Share will be valued based on the Price per Share on the date of the distribution and the value of the fractional Share will be distributed to the Participant in cash.

(c)                                  Accelerated Distribution.  Prior to a Participant’s Severance date or Disability, the

Participant may elect to receive a distribution in an amount equal to 90 percent of his or her Stock Account balance as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Stock Account after that Valuation Date), and the remaining 10 percent balance of the Stock Account will be permanently forfeited as of that Valuation Date.  The distribution will be made in the form of a lump sum payment of whole Shares as soon as administratively practicable after the Participant’s properly completed written election is filed with the Administrator.  Any fractional Share will be valued based on the Price per Share on the date of the distribution and the value of the fractional Share will be distributed to the Participant in cash.

(d)                                 Reduction of Stock Account Balance.  The balance of the Participant’s Stock Account will be reduced (but not below zero) by the amount of the distribution as of the beginning of the next day after the Valuation Date coinciding with or last preceding the date of the distribution.

4.2.                            Distribution to Participant After Severance or Disability.

(a)                                  Time.  Distribution to a Participant will be made or commence on or as soon as administratively practicable after the date of the Participant’s Disability, Retirement, or other Severance.

(b)                                 Form.

(i)                                     Severance Before Retirement or Disability.  Upon a Participant’s Severance before his or her Retirement or Disability, distribution to the Participant will be made in the form of a lump sum payment of whole Shares.  Any fractional Share will be valued based on the Price per Share on the date of the distribution and the value of the fractional Share will be distributed to the Participant in cash.

(ii)                                  Retirement or Disability.  Upon a Participant’s Retirement or Disability, distribution to the Participant will be made in the form of a lump sum payment of whole Shares unless (1) the Participant made a written election, on a form provided by the Administrator, to receive his or her distribution in the form of up to 10 annual installment payments of whole Shares and (2) his or her properly completed election form is filed with the Administrator before the first day of the Plan Year immediately preceding the Plan Year that includes his or her Retirement or Disability.  Any fractional Share will be valued based on the Price per Share on the date of the distribution and the value of the fractional Share will be distributed to the Participant in cash.  Not more than once during any 12-month period, a Participant may change an election made pursuant to this subsection, but the change will not be valid and will not have any effect unless it is made on a properly completed form received by the Administrator before the first day of the Plan Year immediately preceding the Plan Year that includes the Participant’s Retirement or Disability.  Until an election becomes effective, it will have no effect on any prior election whether or not such prior election became effective before or after the Administrator received the later election.  When an election becomes effective, it will automatically supersede any prior election then in effect.

(c)                                  Amount.

(i)                                     Lump Sum.  The amount of a lump sum payment in the form of whole Shares from a Participant’s Stock Account will be equal to the number of Stock Units remaining in the Stock Account as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Stock Account after that Valuation Date).  Any fractional Share will be valued based on the Price per Share on the date of the distribution and the value of the fractional Share will be distributed to the Participant in cash.

(ii)                                  Installments.  The amount of an installment payment in the form of Shares from a Participant’s Stock Account will be determined by dividing the number of whole Stock Units remaining in the Stock Account as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Stock Account after that Valuation Date) by the total number of remaining payments (including the current payment).  Any fractional Share will be valued based on the Price per Share on the date of the distribution and the value of the fractional Share will be distributed to the Participant in cash.  The undistributed portion of a Stock Account distributed in the form of installment payments will continue to be credited with earnings in accordance with Section 3.3.

(d)                                 Special Rules.  The provisions of this subsection apply notwithstanding subsection (a), (b) or (c) above or any election by a Participant to the contrary.

(i)                                     Divestitures.

(1)                                  If some or all of the assets of a Participating Employer are sold or otherwise disposed of to an unrelated third party, the Administrator may, but is not required to, cause to be distributed the Stock Account of any Employee Participant whose employment with all Affiliates is terminated in connection with the sale or disposition.  Any such distribution will be made in the form of a lump sum payment of whole Shares as soon as administratively practicable after the date of the sale or disposition.  Any fractional Share will be valued based on the Price per Share on the date of the distribution and the value of the fractional Share will be distributed to the Participant in cash.  The amount of the payment will be determined in accordance with subsection (c).

(2)                                  If a Participating Employer ceases to be an Affiliate, unless otherwise provided in an agreement between an Affiliate and the Participating Employer or an Affiliate and an unrelated third-party acquirer:

(A)                              An Employee Participant who is employed with the Participating Employer or

(B)                                a Participant who is not employed with the Participating Employer but has a Stock Account balance attributable to service with the Participating Employer as a Qualified Employee will not become entitled to his or her Stock Account balance attributable to service with the Participating Employer as a Qualified Employee solely as a result of the cessation and the Participating Employer will, after the date on which it ceases to be an Affiliate, continue to be solely responsible to provide benefits to the Participant at least equal to the balance of the Stock Account as of the effective date of the cessation and as thereafter increased by deferral credits relating to the period before the effective date and earnings credits pursuant to Section 3.3.

(ii)                                  Withdrawals Due to Unforeseeable Emergency.  If a Participant is receiving installment payments, a distribution will be made to a Participant from his or her Stock Account if the Participant submits a written distribution request to the Administrator and the Administrator determines that the Participant has experienced an Unforeseeable Emergency.  The amount of the distribution may not exceed the lesser of (a) the amount necessary to satisfy the emergency, as determined by the Administrator, and (b) the balance of the Stock Account as of the Valuation Date coinciding with or immediately preceding the date of the distribution (reduced by the amount of any other distribution from the Stock Account after that Valuation Date).  The distribution will be made in the form of a lump sum payment of whole Shares as soon as administratively practicable after the Administrator’s determination that the Participant has experienced an Unforeseeable Emergency.  Any fractional Share will be valued based on the Price per Share on the date of the distribution and the value of the fractional Share will be distributed to the Participant in cash.

(iii)                               Accelerated Distribution.  If a Participant is receiving installment payments, the Participant may elect to receive a distribution in an amount equal to 90 percent of his or her Stock Account balance as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Stock Account after that Valuation Date), and the remaining 10 percent balance of the Stock Account will be permanently forfeited as of that Valuation Date.  The distribution will be made in the form of a lump sum payment of whole Shares as soon as administratively practicable after the Participant’s properly completed written election is filed with the Administrator.  Any fractional Share will be valued based on the Price per Share on the date of the distribution and the value of the fractional Share will be distributed to the Participant in cash.

(e)                                  Reduction of Stock Account Balance.  The balance of the Stock Account from which a distribution is made will be reduced (but not below zero) by the amount of the distribution as of the beginning of the next day after the Valuation Date coinciding with or last preceding the date of the distribution.

4.3.                            Distribution to Beneficiary.

(a)                                  Time.  Distribution to a Beneficiary will be made as soon as administratively practicable after the date on which the Administrator receives notice of the Participant’s death and determines that the Beneficiary is entitled to receive the distribution.

(b)                                 Form.  Distribution to the Participant’s Beneficiary will be made in the form of a lump sum payment whether or not payments had commenced to the Participant in the form of installments prior to his or her death.  The distribution will be made in the form of whole Shares.  Any fractional Share will be valued based on the Price per Share on the date of the distribution and the value of the fractional Share will be distributed to the Beneficiary in cash.

(c)                                  Amount.  The amount of a lump sum payment will be equal to the number of whole Stock Units remaining in the Participant’s Stock Account as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Stock Account after that Valuation Date).  Any fractional Share will be valued based on the Price per Share on the date of the distribution and the value of the fractional Share will be distributed to the Participant in cash.  If there are multiple Beneficiaries, the total amount distributed will be divided among the Beneficiaries as directed by the Participant in the Beneficiary designation.

(d)                                 Reduction of Stock Account Balance.  The balance of the Stock Account from which a distribution is made will be reduced (but not below zero) by the amount of the distribution as of the beginning of the next day after the Valuation Date coinciding with or immediately preceding the date of the distribution.

(e)                                  Beneficiary Designation.

(i)                                     Each Participant may designate, on a form furnished by the Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of his or her Stock Account after his or her death, and the Participant may change or revoke any such designation from time to time.  No such designation, change or revocation is effective unless executed by the Participant and received by the Administrator during the Participant’s lifetime.

(ii)                                  If a Participant:

(1)                                  fails to designate a Beneficiary, or

(2)                                  revokes a Beneficiary designation without naming another Beneficiary, or

(3)                                  designates one or more Beneficiaries, none of whom survives the Participant or exists at the time in question,

for all or any portion of his or her Stock Account, such Stock Account or portion will be paid to the Participant’s surviving spouse or, if the Participant is not survived by a spouse, to the representative of the Participant’s estate.

(iii)                               The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, become fixed as of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of the payment due such Beneficiary, the payment will be made to the representative of such Beneficiary’s estate.  Any designation of a Beneficiary by name that is accompanied by a description of relationship or only by statement of relationship to the Participant is effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

4.4.                            Payment in Event of Incapacity.  If any individual entitled to receive any payment under the Plan is, in the judgment of the Administrator, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Administrator may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Administrator:  the Beneficiary (in the case of the incapacity of a Participant); the institution maintaining the individual; a custodian for the individual under the Uniform Transfers to Minors Act of any state; or the individual’s spouse, children, parents, or other relatives by blood or marriage.  The Administrator is not required to see to the proper application of any such payment and the payment completely discharges all claims under the Plan against the Participating Employer, the Plan and Trust to the extent of the payment.

4.5.                            Suspension.  If a Participant who is receiving installment payments again becomes a Qualified Employee or Qualified Director, the installment payments will stop.  The remaining balance of the Participant’s Stock Account will be distributed upon the Participant’s subsequent Severance or Disability in accordance with Article 4 without regard to any election made pursuant to Section 4.2(b)(ii) prior to the Participant’s last preceding Retirement or Disability.

4.6.                            Shares Available for Issuance.  Any Shares distributed under this Plan will be issued under the Company’s Amended and Restated 1998 Stock Plan.  Shares available for issuance pursuant to Stock Units credited to a Participant’s Stock Account will be reserved for issuance under the Company’s Amended and Restated 1998 Stock Plan.

4.7.                            Securities Laws and Other Restrictions.  Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan to the contrary, neither the Company nor the Trustee is required to issue or distribute any Shares under the Plan, and a Participant or distributee may not sell, assign, transfer or otherwise dispose of Shares issued or distributed pursuant to the Plan, unless (a) there is in effect with respect to such Shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Company, in its sole discretion, deems necessary or advisable.  The Company or the Trustee may condition such issuance, distribution, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

ARTICLE 5.
SOURCE OF PAYMENTS; NATURE OF INTEREST

5.1.                            Establishment of Trust.  A Participating Employer may establish a Trust, or may be covered by a Trust established by another Participating Employer, with an independent corporate trustee.  The Trust must (a) be a grantor trust with respect to which the Participating Employer is treated as the grantor for purposes of Code section 677, (b) not cause the Plan to be funded for purposes of Title I of ERISA and (c) provide that the Trust assets will, upon the insolvency of a Participating Employer, be used to satisfy claims of the Participating Employer’s general creditors.  The Participating Employers may from time to time transfer to the Trust cash, shares of Company Stock or other marketable securities or other property acceptable to the Trustee in accordance with the terms of the Trust.

5.2.                            Source of Payments.

(a)                                  Each Participating Employer will pay, from its general assets, the portion of any benefit pursuant to Article 4 or Section 6.3 or 6.4 attributable to a Participant’s Stock Account with respect to that Participating Employer, and all costs, charges and expenses relating thereto.

(b)                                 The Trustee will make distributions to Participants and Beneficiaries from the Trust in satisfaction of a Participating Employer’s obligations under the Plan in accordance with the terms of the Trust.  The Participating Employer is responsible for paying any benefits attributable to a Participant’s Stock Account with respect to that Participating Employer that are not paid by the Trust.

5.3.                            Status of Plan.  Nothing contained in the Plan or Trust is to be construed as providing for assets to be held for the benefit of any Participant or any other person or persons to whom benefits are to be paid pursuant to the terms of the Plan, the Participant’s or other person’s only interest under the Plan being the right to receive benefits in accordance with the terms of the Plan.  The Trust is established only for the convenience of the Participating Employers and the Participants, and no Participant has any interest in the assets of the Trust.  To the extent the Participant or any other person acquires a right to receive benefits under the Plan or the Trust, such right is no greater than the right of any unsecured general creditor of the Participating Employer.

5.4.                            Non-assignability of Benefits.  The benefits payable under the Plan and the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or subjected to any charge or legal process.

ARTICLE 6.
ADOPTION, AMENDMENT, TERMINATION

6.1.                            Adoption.  With the prior approval of the Administrator, an Affiliate may adopt the Plan and become a Participating Employer by furnishing to the Administrator a certified copy of a resolution of its Board adopting the Plan.

6.2.                            Amendment.

(a)                                  Right.  The Company reserves the right to amend the Plan at any time to any extent that it may deem advisable.

(b)                                 Method.  To be effective, an amendment must be stated in a written instrument approved in advance or ratified by the Company’s Board and executed in the name of the Company by its President or a Vice President and attested by the Secretary, the Deputy Secretary or an Assistant Secretary.

(c)                                  Binding Effect.  An amendment adopted in accordance with subsection (b) above is binding on all interested parties as of the effective date stated in the amendment; provided, however, that no amendment may retroactively deprive any Participant, or the Beneficiary of a deceased Participant, of any benefit to which he or she is entitled under the terms of the Plan in effect immediately prior to the effective date of the amendment or the date on which the amendment is adopted, whichever is later.

(d)                                 Applicability to Participants Who Have Experienced a Severance or Disability.  The provisions of the Plan in effect on a Participant’s Severance date or Disability will, except as otherwise expressly provided by a subsequent amendment, continue to apply to such Participant.

(e)                                  Change of Control.  Notwithstanding anything in the Plan to the contrary, from and after the occurrence of a Change of Control, no amendment may be made to the Plan that would adversely affect the terms and conditions associated with the Stock Account balance of any Participant as of the date of the Change of Control.

6.3.                            Termination of Participation.  Notwithstanding any other provision of the Plan to the contrary, if determined by the Administrator to be necessary to ensure that the Plan is exempt from ERISA to the extent contemplated by Section 1.3, or upon the Administrator’s determination that a Participant’s interest in the Plan has been or is likely to be includable in the Participant’s gross income for federal income tax purposes prior to the actual payment of benefits pursuant to the Plan, the Administrator may take any or all of the following steps:

(a)                                  terminate the Participant’s future participation in the Plan;

(b)                                 cause the Participant’s entire interest in the Plan to be distributed to the Participant in the form of an immediate lump sum payment of whole Shares in an amount determined in accordance with Section 4.2(c); and/or

(c)                                  transfer the benefits that would otherwise be payable pursuant to the Plan for all or any of the Participants to a new plan that is similar in all material respects (other than those which require the action in question to be taken.)

6.4.                            Termination.  The Company reserves the right to terminate the Plan in its entirety at any time.  Each Participating Employer reserves the right to cease its participation in the Plan at any time.  The Plan will terminate in its entirety or with respect to a particular Participating Employer as of the date specified by the Company or such Participating Employer in a written instrument adopted in the same manner as an amendment.  Upon the termination of the Plan in its entirety or with respect to any Participating Employer, the Company or Participating Employer, as the case may be, will either cause (a) any benefits to which Participants have become entitled prior to the effective date of the termination to continue to be paid in accordance with the provisions of Article 4 or (b) the entire interest in the Plan of any or all Participants, or the Beneficiaries of any or all deceased Participants, to be distributed in the form of an immediate lump sum payment of whole Shares in an amount determined in accordance with Section 4.2(c).

ARTICLE 7.
CONSTRUCTION, INTERPRETATION AND DEFINITIONS

7.1.                            Cross Reference.  References within a section of the Plan to a particular subsection refer to that subsection within the same section and references within a section or subsection to a particular clause refer to that clause within the same section or subsection, as the case may be.

7.2.                            Governing Law.  To the extent that state law is not preempted by the provisions of ERISA, or any other laws of the United States, all questions pertaining to the construction, validity, effect and enforcement of the Plan will be determined in accordance with the internal, substantive laws of the State of Illinois without regard to the conflict of law rules of the State of Illinois or any other jurisdiction.

7.3.                            Headings.  The headings of articles and sections are included solely for convenience of reference; if there exists any conflict between such headings and the text of the Plan, the text will control.

7.4.                            Number and Gender.  Wherever appropriate, the singular may be read as the plural, the plural may be read as the singular and one gender may be read as the other gender.

7.5.                            Definitions.  The definitions set forth in this Section apply in constructing this instrument unless the context otherwise indicates.

Active Participant.  “Active Participant” means a Director Participant or an Employee Participant.

Administrator.  “Administrator” means the Company or the person to whom administrative duties are delegated pursuant to the provisions of Section 8.1, as the context requires.

Affiliate.  “Affiliate” means the Company and any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned, directly or indirectly, by the Company.

Amended and Restated 1998 Stock Plan.  “Amended and Restated 1998 Stock Plan” means the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan, as such plan is hereafter amended from time to time, and any successor plan thereto.

Annual Stock Bonus.  “Annual Stock Bonus” for a Plan Year means that portion of an annual bonus earned by an Employee Participant during the Plan Year for his or her services during the Plan Year as a Qualified Employee that is intended to be paid in whole Shares to the Employee Participant by a Participating Employer during the succeeding Plan Year, net of any contributions and deductions specified in Plan Rules, under the Amended and Restated 1998 Stock Plan.

Beneficiary.  “Beneficiary” with respect to a Participant is the person designated or otherwise determined under the provisions of Section 4.3(e) as the distributee of benefits payable after the Participant’s death.  A person designated or otherwise determined to be a Beneficiary under the terms of the Plan has no interest in or right under the Plan until the Participant in question has died.  A Beneficiary will cease to be such on the day on which all benefits to which he, she or it is entitled under the Plan have been distributed.

Board.  “Board” means the board of directors of the Affiliate in question.  When the Plan provides for an action to be taken by the Board, the action may be taken by any committee or individual authorized to take such action pursuant to a proper delegation by the board of directors in question.

Change of Control.  “Change of Control” shall mean the first of the following events to occur:

(a)                                  the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

(b)                                 the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c)                                  any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors (as defined in below), or (ii) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

(d)                                 a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors, or (ii) 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

(e)                                  the Continuity Directors cease for any reason to constitute at least a majority of the Board; or

(f)                                    any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement.

Continuity Directors.  “Continuity Directors” of the Company shall mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

Code.  “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a specific provision of the Code includes a reference to that provision as it may be amended from time to time, to any successor provision, to any regulations promulgated thereunder and to any binding pronouncements relating thereto.

Company.  “Company” means BioSante Pharmaceuticals, Inc., a Delaware corporation.

Company Stock.  “Company Stock” means common stock, par value $0.0001 per share, of the Company or such other class or kind of shares or other securities as may be applicable pursuant to Section 3.4.

Director Participant.  “Director Participant” means a Participant who is a Qualified Director.

Disability.  “Disability” means a disability for which a Participant is receiving disability benefits pursuant to a long-term disability plan maintained by an Affiliate or as a result of which the Participant is certified as being disabled by the Social Security Administration and is receiving disability benefits under the disability provisions of the Social Security Act.  The Participant must provide the Administrator with proof of his or her Disability that is satisfactory to the Administrator.  For purposes of the Plan, a Disability occurs on the date following the Administrator’s receipt of such proof on which the Administrator determines that the Participant has experienced a Disability.

Effective Date.  “Effective Date” means June 1, 2003.

Employee Participant.  “Employee Participant” means a Participant who is a Qualified Employee.

ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.  Any reference to a specific provision of ERISA includes a reference to that provision as it may be amended from time to time and to any successor provision.

Exchange Act.  “Exchange Act” means the Securities Exchange Act of 1934, as amended.  Any reference to a specific provision of the Exchange Act includes a reference to that provision as it may be amended from time to time and to any successor provision.

Participant.  “Participant” means a current or former Active Participant to whose Stock Account amounts have been credited pursuant to Article 3 and who has not ceased to be a Participant pursuant to Section 2.6.

Participating Employer.  “Participating Employer” means the Company and any other Affiliate that has adopted the Plan, or all of them collectively, as the context requires.  An Affiliate will cease to be a Participating Employer upon a termination of the Plan as to its Qualified Employees (and, in the case of the Company, its Qualified Directors) and the satisfaction in full of all of its obligations under the Plan or upon its ceasing to be an Affiliate.

Plan.  “Plan” means the BioSante Pharmaceuticals, Inc. Deferred Compensation Plan, as from time to time amended or restated.

Plan Year.  “Plan Year” means with respect to a Qualified Employee, the calendar year (provided, that the first Plan Year is the period beginning on June 1, 2003 and ending on December 31, 2003), and with respect to a Qualified Director, the one-year period which begins on June 1 of each year and ends on May 31 of the next succeeding year (provided, that the first Plan Year is the period beginning on June 1, 2003 and ending on May 31, 2003).

Plan Rules.  “Plan Rules” are rules, policies, practices or procedures adopted by the Administrator pursuant to Section 8.2.

Price per Share.  The “Price per Share” on a given date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) is (a) the mean between the reported high and low sale prices of the Company Stock if the Company Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or SmallCap Market or an equivalent foreign market on which sale prices are reported; (b) if the Company Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Company Stock is not so listed or reported, such price as the Board determines in good faith in the exercise of its reasonable discretion.

Qualified Director.  “Qualified Director” means an individual who is a member of the Company’s board of directors and is independent (i.e., is not an employee of the Company or any of its affiliates or subsidiaries).

Qualified Employee.  “Qualified Employee” means an individual who performs services for a Participating Employer as an employee of the Participating Employer (as classified by the Participating Employer at the time the services are performed without regard to any subsequent reclassification), who is an officer of the Participating Employer elected by the Participating Employer’s Board or a Vice President of the Participating Employer.  The Company may, pursuant to Plan Rules, establish additional requirements or conditions an employee must satisfy in order to be treated as a Qualified Employee under the Plan.

Retirement.  “Retirement” means:

(a)                                  in the case of an Employee Participant, the Participant’s Severance after his or her attainment of age 55; or

(b)                                 in the case of a Director Participant, the Participant’s Severance after his or her completion of at least three complete years of service as a Qualified Director.

Securities Act.  “Securities Act” means the Securities Act of 1933, as amended.  Any reference to a specific provision of the Securities Act includes a reference to that provision as it may be amended from time to time and to any successor provision.

Severance.  “Severance” means:

(a)                                  the date on which an Employee Participant has completely severed his or her employment relationship with all Affiliates; or

(b)                                 the date on which a Director Participant ceases to be a member of the Company’s Board.

Shares.  “Shares” means shares of common stock of the Company, $0.0001 par value, or such other class or kind of shares or other securities as may be applicable pursuant to Section 3.4.

Stock Account.  “Stock Account” means the bookkeeping account or accounts maintained with respect to a Participant pursuant to Section 3.1.

Stock Units.  “Stock Units” means a unit credited to a Participant’s Stock Account pursuant to Sections 3.2(a), (b) and (c), each of which represents the economic equivalent of one Share.  A Participant will not have any rights as a stockholder with respect to Stock Units until the Participant is distributed Shares pursuant to Article 4 of the Plan.

Trust.  “Trust” means any trust or trusts established by a Participating Employer pursuant to Section 5.1.

Trustee.  “Trustee” means the independent corporate trustee or trustees that at the relevant time has or have been appointed to act as Trustee of the Trust.

Unforeseeable Emergency.  “Unforeseeable Emergency” means an unanticipated emergency that is caused by an event beyond the Participant’s or Beneficiary’s control resulting in a severe financial hardship that cannot be satisfied through other means.  The existence of an Unforeseeable Emergency will be determined by the Administrator in its sole discretion.

Valuation Date.  “Valuation Date” means the last day of each calendar month on which the New York Stock Exchange is open for regular business and any interim dates selected by the Administrator.

ARTICLE 8.
ADMINISTRATION

8.1.                            Administrator.  The general administration of the Plan and the duty to carry out its provisions is vested in the Company.  The Company may delegate such duty or any portion thereof to a named person or persons and may from time to time revoke such authority and delegate it to another person or persons.

8.2.                            Plan Rules.  The Administrator has the discretionary power and authority to make such Plan Rules as the Administrator determines to be consistent with the terms, and necessary or advisable in connection with the administration of the Plan and to modify or rescind any such Plan Rules.

8.3.                            Administrator’s Discretion.  The Administrator has the discretionary power and authority to make all determinations necessary for administration of the Plan, except those determinations that the Plan requires others to make, and to construe, interpret, apply and enforce the provisions of the Plan and Plan Rules whenever necessary to carry out its intent and purpose and to facilitate its administration, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous benefit calculations.  In the exercise of its discretionary power and authority, the Administrator will treat all similarly situated persons uniformly.

8.4.                            Specialist’s Assistance.  The Administrator may retain such actuarial, accounting, legal, clerical and other services as may reasonably be required in the administration of the Plan, and may pay reasonable compensation for such services.  All costs of administering the Plan will be paid by the Participating Employers.

8.5.                            Indemnification.  The Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of any Affiliates against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person’s services in connection with the Plan, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises.  The Participating Employers have the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this provision.

8.6.                            Benefit Claim Procedure.

(a)                                  The Administrator will notify a Participant in writing, within 90 days of the Participant’s written application for benefits, of the Participant’s eligibility or noneligibility for benefits under the Plan.  If the Administrator determines that a Participant is not eligible for benefits or full benefits, the notice will:

(i)                                     state the specific reasons for the denial of any benefits;

(ii)                                  provide a specific reference to the provision of the Plan on which the denial is based;

(iii)                               provide a description of any additional information or material necessary for the claimant to perfect the claim, and a description of why it is needed;

(iv)                              state that the claimant will be provided, on request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

(v)                                 state the claimant’s right to bring a civil action under ERISA Section 502(a) following a continued denial of a claim after appeal review; and

(vi)                              provide an explanation of the Plan’s claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have the claim reviewed.  If the Administrator determines that there are special circumstances requiring additional time to make a decision, the Administrator will notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period.

(b)                                 If a Participant is determined by the Administrator not to be eligible for benefits or if the Participant believes that he or she or she is entitled to greater or different benefits, the Participant will be provided the opportunity to have his or her claim reviewed by the Administrator by filing a petition for review with the Administrator within 60 days after the Participant receives the notice issued by the Administrator.  The petition must state the specific reasons the Participant believes he or she or she is entitled to benefits or greater or different benefits.  Within 60 days after the Administrator receives the petition, the Administrator will give the Participant (and his or her counsel, if any) an opportunity to present his or her position to the Administrator in writing, and the Participant (or his or her counsel) may review the pertinent documents, and the Administrator will notify the Participant of its decision in writing within such 60-day period, stating specifically the basis of the decision written in a manner calculated to be understood by the Participant and the specific provisions of the Plan on which the decision is based.  If because of special circumstances requiring additional time to make a decision, the 60-day period is not sufficient, the decision may be deferred for up to another 60-day period at the election of the Administrator, but notice of this deferral must be given to the Participant.

(c)                                  The same procedure applies to the Beneficiary of a deceased Participant.

(d)                                 A claimant must exhaust the procedure described in this section before pursuing the claim in any other proceeding.

8.7.                            Disputes.

(a)                                  In the case of a dispute between a Qualified Employee Participant or his or her Beneficiary and a Participating Employer, the Administrator or other person relating to or arising from the Plan, the United States District Court for the District of Illinois is a proper venue for any action initiated by or against the Participating Employer, Administrator or other person and such court will have personal jurisdiction over any Participant or Beneficiary named in the action.

(b)                                 Regardless of where an action relating to or arising from the participation in the Plan by a Qualified Employee is pending, the law as stated and applied by the United States Court of Appeals for the Seventh Circuit or the United States

District Court for the District of Illinois will apply to and control all actions relating to the Plan brought against the Plan, a Participating Employer, the Administrator or any other person or against any such Participant or his or her Beneficiary.

(c)                                  No civil action arising out of or relating to this Plan may be commenced by a Participant or Beneficiary more than two (2) years after the Participant or Beneficiary had knowledge (or should have had knowledge) of the facts or circumstances that give rise to, or form the basis for, such action.

ARTICLE 9.
MISCELLANEOUS

9.1.                            Withholdings and Offsets.  The Participating Employers and the Trustee retain the right to withhold from any compensation, deferral and/or benefit payment pursuant to the Plan, any and all income, employment, excise and other tax as the Participating Employers or Trustee deems necessary and the Participating Employers may offset against amounts then payable to a Participant or Beneficiary under the Plan any amounts then owing to the Participating Employers by such Participant or Beneficiary.

9.2.                            Other Benefits.  Neither amounts deferred nor amounts paid pursuant to the Plan constitute salary or compensation for the purpose of computing benefits under any other benefit plan, practice, policy or procedure of a Participating Employer unless otherwise expressly provided thereunder.

9.3.                            No Warranties Regarding Tax Treatment.  The Participating Employers make no warranties regarding the tax treatment to any person of any deferrals or payments made pursuant to the Plan and each Participant will hold the Administrator and the Participating Employers and their officers, directors, employees, agents and advisors harmless from any liability resulting from any tax position taken in good faith in connection with the Plan.

9.4.                            No Rights to Continued Service Created.  Neither the establishment of nor participation in the Plan gives any individual the right to continued employment with the Company or service on the Company’s board of directors or limits the right of the Participating Employer to discharge, transfer, demote, modify terms and conditions of employment or service on the Company’s board of directors or otherwise deal with any individual without regard to the effect which such action might have on him or her with respect to the Plan.

9.5.                            Special Provisions.  Special provisions of the Plan applicable only to certain Participants may be set forth on an exhibit to the Plan adopted in the same manner as an amendment to the Plan.  In the event of a conflict between the terms of the exhibit and the terms of the Plan, the exhibit controls.  Except as otherwise expressly provided in the exhibit, the generally applicable terms of the Plan control all matters not covered by the exhibit.

9.6.                            Successors.  Except as otherwise expressly provided in the Plan, all obligations of the Participating Employers under the Plan are binding on any successor to the Participating

Employer whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Participating Employer.